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                                                                    EXHIBIT 99.2

                          Notice of Guaranteed Delivery

                                       for

                     12 1/4% Series A Senior Notes due 2003

                                       of

                              WILLCOX & GIBBS, INC.

      This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Willcox & Gibbs, Inc. (the "Company") made pursuant to the Prospectus dated _________, 1997 (the "Prospectus") if certificates for the 12 1/4% Series A Senior Notes due 2003 (the "Old Notes") of the Company are not immediately available or if the Old Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

          To: IBJ Schroder Bank & Trust Company, The Exchange Agent

    By Registered or Certified Mail:      By Hand or Overnight Courier:
IBJ Schroder Bank & Trust Company         IBJ Schroder Bank & Trust
Bowling Green Station                     Company
P.O. Box 84                               One State Street
New York, New York 10274-0084             New York, New York 10004
Attention:  Reorganization Operations     Attention:  Securities
Department                                Processing Window Subcellar
                                          One,  (SC-1)

                        By Facsimile:

                        (212) 858-2611
                        Attention:  Customer
                        Service

                        Confirm by telephone:
                        (212)  858-2103

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Old Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

LADIES AND GENTLEMEN:
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      The undersigned hereby tenders to Willcox & Gibbs, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, ________________________________ Old Notes pursuant to the guaranteed
(principal amount of Old Notes)
delivery procedures set forth in Instruction 1 of the Letter of Transmittal.
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            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Principal Amount(s) of Old Notes          Name(s) of Record Holder(s)

_____________________________________     _____________________________________

_____________________________________     _____________________________________
                                                   PLEASE PRINT OR TYPE

                                          Address______________________________

                                                                        ZIP CODE

                                          Area Code and Tel. No._______________

                                          Signature(s)_________________________

                                          _____________________________________

                                          Dated: ______________________________

                                          If Old Notes will be delivered by
                                          book-entry transfer at The Depository
                                          Trust Company ("DTC"), Depository
                                          Account No:..........................

      This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):     ___________________________________________________________________

             ___________________________________________________________________

Capacity:    ___________________________________________________________________

Address(es): ___________________________________________________________________

             ___________________________________________________________________
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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (a) that the above named person(s) "own(s)" the Old Notes tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) that such tender of Old Notes complies with Rule 10b-4 under the Exchange Act and (c) that delivery to the Exchange Agent of certificates for the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's Account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five business trading days after the Expiration Date.

      THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm_________________________     _____________________________________
                                                   AUTHORIZED SIGNATURE

Address______________________________     Name_________________________________
                                                   PLEASE PRINT OR TYPE

_____________________________________     Title________________________________
                             ZIP CODE

Area Code and Tel. No._______________     Date_________________________________


Dated:  _______________________________, 199__

NOTE: DO NOT SEND OLD NOTES WITH THIS FORM; OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE BUSINESS TRADING DAYS AFTER THE EXPIRATION DATE.